UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                                 FORM 8-K


                             CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                              August 1, 2001


                      HOMELAND HOLDING CORPORATION
          (Exact name of registrant as specified in its charter)


         Delaware                     33-48862               73-1311075
(State or other jurisdiction        (Commission	           (IRS Employer
   of incorporation)                File Number)          Identification No.)


	2601 N.W. Expressway
	Oklahoma City, OK	                                       73112
(Address of principal executive offices)                    (Zip Code)

                             (405) 879-6600
         (Registrant's telephone number, including area code)



Item 3.  Bankruptcy or Receivership.

         On August 1, 2001, Homeland Holding Corporation ("Holding") and its wholly-owned subsidiary Homeland Stores, Inc. ("Homeland") filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") with the United States Bankruptcy Court for the Western District of Oklahoma ("Bankruptcy Court"). The cases filed by Holding and Homeland are In re Homeland Holding Corporation, Debtor, Case No. 01-17869TS, and In re Homeland Stores, Inc., Debtor, Case No. 01-17870TS, respectively.

         Holding and Homeland continue in possession of their properties and the management of their businesses as debtors-in-possessions pursuant to Section
1107 and Section 1108 of the Bankruptcy Code.   Holding and Homeland continue
to be managed by their respective directors and officers, subject in each case to the supervision of the Bankruptcy Court.

         Holding and Homeland issued a press release announcing the filing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.  Other Events and Regulation FD Disclosure.

         Under the Indenture dated as of August 2, 1996 ("Indenture"), Homeland was required to make an interest payment on its 10% Senior Subordinated Notes Due 2003 ("Notes") of approximately $ 3,000,000.00 on August 1, 2001. Homeland failed to make the required interest payment on August 1, 2001, which constitutes a Default under the Indenture.

Item 7.   Financial Statements and Exhibits.

              (c)           Exhibits

		Exhibit 99.1    Press release dated August 1, 2001.

                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Homeland Holding Corporation


                                By:
                                David B. Clark, President/CEO

Date: August 6, 2001